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                                                                 EXHIBIT 10.27


                        INFORMATION SERVICE PROJECT CONTRACT

       This contract is signed in Beijing on June 1, 1998, by and between the two parties as follows:

       Party A:  China Jitong Communication Co., Ltd.
       Party B:  UT Starcom (China) Ltd.

       Whereas

       Party A plans to conduct Internet information service operation in China and Party B has the experience in the development and construction of Internet information service, and whereas Party A plans to entrust Party B to carry out the development and construction of an Internet information service project and Party B consents to accept this arrangement, the two parties hereby enter into the following agreement:

       I.     DESIGN OF THE PROJECT

              1. Party A entrusts Party B to develop and construct an Internet information service project in China. Party A entrusts Party B to design the said project of providing information service in China and the technical plan needed for providing the service.

              2. Party B shall submit the design of the project on the date as agreed by both parties. The design shall include the content of information service and a list of the principal technologies and equipment for the information service project. The schedule for implementing the project and the project financial estimates shall be submitted within the date as agreed by both parties after the design of the project is received.

              3. Parties A and B shall decide on the following through consultations:

                     (1) The plan of the project, the plan for implementing the project and the relevant project estimates.

                     (2)    The choice of equipment and software.

       II.    CONSTRUCTION OF THE PROJECT

              1. The construction of the equipment for the project shall be the responsibility of Party B, while Party A shall provide the necessary assistance.

              2. Party B agrees to entrust Party A to serve as the agent in importing part of the equipment needed for the construction of the project.

                     (1)    Party A shall do the following:

                            1)     apply for and obtain an Internet
international port.


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                            2)     carry out the initial coordination between
nominated cities or areas, including, for example, the matters relating to VSAT interfaces.

                            3)     complete the procedures needed to construct,
develop and operate an Internet information service project in the cities or areas nominated by both parties.

                            4)     organize and coordinate the construction and
implementation of the project.

                            5)     operate the completed project.

                            6)     organize and coordinate the further
development of the project.

                     (2)    Party B shall do the following:

                            1)     draft the plan for the information service
project, the plan for implementing the project and the relevant estimates of the project.

                            2)     provide the technical support for the
construction, development and operation of the project.

                            3)     provide advanced managerial expertise and
technologies relating to the operation of the project.

                            4)     provide after-sale maintenance and repairs.

       III.   SUB-CONTRACT

              1. Party B shall have the right to sub-contract part of the work of the project under its charge.

              2. Party B agrees to, under equal conditions, select Party A as the contractor.

       IV.    ADMINISTRATIVE COMMITTEE

              1. Parties A and B shall jointly establish the Administrative Committee, which shall be the highest organ of power of the project. The committee shall consist of six persons, with a representative of Party A as Chairman, a representative of Party B as Vice-Chairman and with two other members sent by each of the two parties. The Administrative Committee shall coordinate and decide on the matters relating to the project. A resolution of the committee shall not become effective unless four or more of its members vote in favor. The change of members of the committee shall be notified to all the members in writing in advance.

              2. The Administrative Committee shall establish a project implementation group which shall consist of representatives of Parties A and B. The group shall take charge of the planning and plan of the project and organize the construction and development of the project.


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              3.     The following issues shall be decided on by the
Administrative Committee through study:

                     (1) the confirmation of the planning, plan, technical plan, implementation plan and estimates of the project.

                     (2) the study of the construction and development of the project.

                     (3)    the appointment or dismissal of managers.

                     (4)    the revision or termination of the contract

                     (5)    other major issues.

       V.     ACCEPTANCE INSPECTION

              1. After the project is completed, both parties shall jointly carry out the acceptance inspection.

              2. Party B has the obligations to remedy the problems found in the acceptance inspection.

              3. After the acceptance inspection, Party A shall sign the acceptance certificate of the project.

       VI.    HAND-OVER OF THE PROJECT

       This project is a "turnkey" project, that is, in accordance with the requirements of Party A, Party B shall turn a complete, good system to Party A for operation. Thereafter the system shall belong to Party A and is at its disposal.

       VII.   PROJECT ENGINEERING FEE

       After the project is accepted by both parties, Party A shall pay Party B the project engineering fee (including the payment for equipment) in the way specified in the Information Service Project Service Contract.

       VIII.  AFTER-SALE SERVICE

       Parties A and B shall conclude the Internet Information Service Project Service Contract as an appendix to this contract.

       IX.    SETTLEMENT OF DISPUTES

       Any differences and disputes arising in the process of the construction and development of the project shall be settled by both parties through consultations. Should this do not work, the disputes shall be submitted to the Beijing-based China International Economic and Trade Arbitration


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Commission for arbitration in accordance with its regulations in Beijing.
The award shall be final and binding for both parties. The loser in the arbitration shall bear the expenses incurred therein.

       X.     SECURITY

       Both parties shall maintain the security of this contract. If either party [Party A is Jitong Company and Party B is UT Starcom (China) Ltd. and Softbank Corporation] leaks any aspect of this contract to a third party without the consent of both parties, it will be regarded to have violated the contract and the other party shall have the right to terminate the contract.

       XI.    VERSION

       Done in duplicate, the contract shall come into force upon signature by both parties.

       XII. Both parties agree that this contract and its appendix is the replacement of the written material relating to this project signed earlier.
The Contract on the Joint Establishment of an Internet Service Network concluded by Party A and Unitech Telecom Inc. of the United States and Softbank Corporation of Japan on October 16, 1995, has been nullified.

Signatures of both parties:

Party A: Jitong Communication Co., Ltd.
Legal representative: /s/ Qi Mingqiu

Party B: UT Starcom (China) Ltd.
Legal representative: /s/ signature

Date of conclusion:  June 11, 1998


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